UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2006  (January 9, 2006)
AirNet Systems, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13025	31-1458309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7250 Star Check Drive, Columbus, Ohio 43217

(Address of principal executive offices) (Zip Code)
(614) 409-4900

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURE

Item 8.01. Other Events.
On January 9, 2006, AirNet Systems, Inc. (“AirNet”) received notice from a bank customer that the customer intended to terminate, effective March 3, 2006, a substantial portion of the air transportation services provided by AirNet. During AirNet’s fiscal year ended December 31, 2005, these air transportation services for this bank customer accounted for approximately $1.1 million of AirNet’s Bank services revenues (including approximately $138,000 in fuel surcharge revenues). The bank customer indicated in its notice that it was terminating these services for expense reduction purposes.
In response to this notification, AirNet has begun planning changes to its route schedule and is exploring other cost reduction strategies to reduce the financial impact of this revenue loss. To date, AirNet has been able to identify direct cost reductions of approximately 60 percent of the anticipated revenue loss by changing its route schedule.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.
Dated: January 19, 2006	By:	/s/ Gary W. Qualmann
Gary W. Qualmann
Chief Financial Officer, Treasurer and Secretary